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                                                              Exhibit 23.01

                         CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 6, 1997 included in the Proxy
Statement/Prospectus of Triton Group Ltd. which is referred to and made part of the Registration Statement on Form S-4 of Triton Group Ltd. ("Triton") for the registration of 2,877,368 shares of Triton common stock.


                                                     /s/ Ernst & Young LLP

Stamford, Connecticut
March 13, 1997